Exhibit 99.1

XTRA-GOLD RESOURCES CORP.

NEWS RELEASE	December 10, 2008

Xtra-Gold Resources Corp. Reports Encouraging Initial Drill Results at Kibi Gold Trend Project, Ghana. Including: 8.49 grams per tonne gold over 12 meters in KBD08004.

Xtra-Gold Resources Corp. (‘Xtra-Gold’ or ‘the Company’) – ‘XTGR’ (OTCBB – NASD) is pleased to announce gold assay results from the first eight (8) holes of a scout diamond drilling program carried out on its wholly-owned Kibi Gold Trend Project, located in the Kibi – Winneba greenstone belt (“Kibi Gold Belt”), in Ghana, West Africa. This initial reconnaissance drilling program yielded very encouraging results and demonstrated that the granitoid – hosted gold mineralization occurrences intersected along the Kibi gold-in-soil trend offers potential for shallow oxide mineralization amenable to bulk mining and heap leaching, as well as large primary gold systems at depth.

The scout drilling program encompassed 18 diamond drill holes, ranging from 60 meters to 320.5 meters in length, and totaling 3,001 linear meters. This reconnaissance drilling was designed to test the depth continuity of gold mineralization discovered in trenches excavated on Zone 2 and Zone 1 of the Kibi Gold Trend; an over 5.5 km long, NE – trending, anomalous gold-in-soil trend characterized by four (4) extensive higher grade zones ranging from approximately 800 meters by 75 – 300 meters to 1,000 meters by 100 – 500 meters in area. A Kibi Gold Trend soil geochemistry map and significant trench intercept table can be found on the Company website (www.xtragold.com). Significant gold intersections for the first eight (8) holes, all collared on Zone 2, are tabled below and technical details for boreholes are presented in Table 2. Results for the remaining ten (10) holes will be released when complete assay results have been received from the laboratory.

Table 1: Significant Drill Intercepts - Kibi Gold Trend Project (DDH #KBD08001 to #KBD08008)

Hole ID	From (meters)	To (meters)	[1] Core Length (meters)	Gold Grams Per Tonne	Comment [2]

KBD08001	107	108	1	8.77
KBD08001	132	133	1	13.65

KBD08002	No Significant Results

KBD08003	22.5	35	12.5	2.04	GRD
including	22.5	24	1.5	5.51
including	29	32	3	3.65

KBD08004	76	88	12	8.49	GRD
including	76	77	1	28.50
including	77	78	1	42.40
including	80	85	5	5.64

KBD08005	22	39	17	1.18	GRD
including	33	39	6	2.04
KBD08005	45	60	15	1.02	GRD

KBD08006	116	117	1	31.30	VG

KBD08007	65	78	13	1.02	GRD
including	72	76	4	2.06

KBD08008	15	60	45	1.01	GRD
including	37	49	12	2.01	VG

[1] Reported intercepts are core – lengths; true width of mineralization is unknown at this time
2 GRD - Granitoid hosted; VG - Visible gold noted

Boreholes KBD08001 to KBD08008 targeted gold mineralization discovered within trenches TKB005, TKB006, and TKB009, spread out over an approximately 975 meter E-W distance. Five (5) of the eight (8) holes in this broadly spaced scout drilling encountered significant granitoid – hosted gold mineralization over core lengths ranging from 12 meters to 45 meters. Mineralized material consists of altered quartz diorite and tonalite exhibiting quartz – iron carbonate veining, and disseminated sulphides. The northeast to northerly trending granitoid bodies, ranging in core length from 13.5 meters to 52 meters, are interpreted to be emplaced along splay structures off an inferred NE – trending regional structure.

Holes KBD08003 and KBD08004 were drilled beneath trench TKB005 which yielded a channel sample intercept of 2.49 grams per tonne (g/t) gold over 30 meters, including 5.23 g/t gold over 13 meters. Hole KBD08003 designed to test the oxide mineralization potential at shallow depth within saprolite yielded an intercept of 2.04 g/t gold over 12.5 meters from a down hole depth of 22.5 meters. Hole KBD08004 collared 50 meters back of KBD08003 intersected 12 meters averaging 8.49 g/t gold from a down hole depth of 76 meters, a significant intercept which confirms continuity of the mineralized granitoid to a vertical depth of approximately 50 meters.

A manual trenching program encompassing 12 trenches totaling approximately 1,000 linear meters was recently completed on Zone 3 of the Kibi gold-in-soil trend, located approximately 700 meters southwest of the current Zone 2 drilling area. Saprolitic occurrences of altered granitoid exhibiting quartz – iron carbonate veining and oxidized sulphide sites were encountered in five (5) of the trenches. All assay results have been received and are currently being compiled.

The granitoid – hosted gold mineralization identified on the Kibi Gold Trend project is considered especially interesting given the values defined at this early stage and the extent of the untested targets. It is apparent that additional trenching and a major follow-up drill program is justified on these, and other targets along the extensive Kibi gold-in-soil trend.

Table 2: Diamond Drill Hole Collar Details - Kibi Gold Trend Project
	Soil	UTM Coordinates					Length	Trench
Hole ID	Anomaly	(WGS84 Zone 30N)			Azimuth	Dip	(meters)	Target
	Zone #	Easting	Northing	RL (m)				Area
KBD08001	Zone 2	769831	684281	451	135	-50	137	TKB005
KBD08002	Zone 2	769799	684323	445	135	-50	320.5	TKB005
KBD08003	Zone 2	769884	684216	477	315	-50	60	TKB005
KBD08004	Zone 2	769921	684179	485	315	-50	115	TKB005
KBD08005	Zone 2	769378	684496	559	135	-50	115	TKB006
KBD08006	Zone 2	769316	684566	572	135	-50	254	TKB006
KBD08007	Zone 2	769309	684489	534	135	-50	228.5	TKB006
KBD08008	Zone 2	768951	684310	565	135	-50	224	TKB009
KBD08009	Zone 2	768917	684346	568	135	-50	152	TKB009
KBD08010	Zone 2	769902	684283	433	270	-50	128	TKB005
KBD08011	Zone 2	769909	684163	485	270	-50	155	TKB005
KBD08012	Zone 2	769541	684325	527	135	-50	164	TKB004
KBD08013	Zone 2	769562	684351	557	135	-50	155	TKB004
KBD08014	Zone 2	769634	684347	537	135	-50	155	TKB004
KBD08015	Zone 2	769477	684341	515	135	-50	140	TKB004
KBD08016	Zone 1	769844	683252	410	315	-50	154	TKB001
KBD08017	Zone 1	769746	683242	431	315	-50	172	TKB003
KBD08018	Zone 1	769969	683106	452	315	-50	172	TKB002
							3,001 m

Quality Control

Reported intersections represent core – lengths; true width of mineralization is unknown at this time. Intersections are constrained with a 0.25 g/t gold minimum cut-off grade at the top and bottom of the intercept, with no upper cut-off grade applied, and a maximum of five (5) consecutive meters of internal dilution (less than 0.25 g/t gold). All internal intervals yielding above 10 g/t gold are indicated within the intersection. Intersections of less than 5 g/t gold x meter – grade thickness are not reported.

The Company has implemented a quality – control program to ensure best practice in the sampling and analysis of the drill core. Drill core is HQ diameter in upper oxidized material (regolith) and NQ diameter in the lower fresh rock portion of the hole. Drill core is saw cut and half the core is sampled in standard intervals. The remaining half of core is stored in a secure location. The core samples are transported in security – sealed bags to the ALS Chemex Laboratory in Kumasi, Ghana. Samples are analyzed by industry standard 50 gram fire assay fusion with atomic absorption spectroscopy (AAS) finish; with gravimetric finish on samples exceeding 10 g/t gold. The Company inserts a certified reference standard, analytical blank, and field duplicate sample in every batch of 20 samples. Validation parameters are established in the database to ensure quality control.

Xtra-Gold’s Vice President, Exploration, Yves Clement, P.Geo, is the Qualified Person for the Kibi Gold Trend project, as defined in National Instrument 43-101 developed by the Canadian Securities Administrators, and has prepared or supervised the presentation of the technical data mentioned in this news release. Mr. Clement is a member in good standing of the Association of Professional Geoscientist of Ontario (APGO).

About Xtra-Gold

Xtra-Gold Resources Corp. is a gold exploration company with a dominant land position in the highly prospective and under explored Kibi – Winneba greenstone belt (“Kibi Gold Belt”) located in Ghana, West Africa. The Kibi Gold Belt exhibits many similar features to Ghana’s main gold belt, the Ashanti Belt. Approximately 116 million ounces of gold have been discovered to date in this neighboring, geologically analogous Birimian greenstone belt (based on publicly available information).

For further information, please visit our website at www.xtragold.com. If you have any questions, please contact James Longshore, President, at 416-579-2274.